EXHIBIT 99.1

Additional Financial Information (Unaudited)

The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items which includes certain eliminations. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Condensed Consolidated Financial Statements, are our financial services operations and adjustments required to eliminate certain intercompany transactions between Manufacturing Operations and Financial Services Operations and to adjust for reclasses. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders’ deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended April 30, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,690	$—	$—	$2,690
Finance revenues	—	76	(23)	53

Sales and revenues, net	2,690	76	(23)	2,743

Costs of products sold	2,189	—	—	2,189
Restructuring charges	—	3	—	3
Selling, general and administrative expenses	338	35	(1)	372
Engineering and product development costs	116	—	—	116
Interest expense	37	29	(2)	64
Other expense (income), net	(20)	(7)	(20)	(47)

Total costs and expenses	2,660	60	(23)	2,697
Equity in loss of non-consolidated affiliates	(13)	—	—	(13)

Income before income taxes and equity income from financial services operations	17	16	—	33
Equity income from financial services operations	16	—	(16)	—

Income before income taxes	33	16	(16)	33
Income tax benefit	10	—	—	10

Net income (loss)	43	16	(16)	43
Income attributable to non-controlling interests	(13)	—	—	(13)

Net income (loss) attributable to Navistar International Corporation	$30	$16	$(16)	$30

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$5,448	$—	$—	$5,448
Finance revenues	—	151	(47)	104

Sales and revenues, net	5,448	151	(47)	5,552

Costs of products sold	4,451	—	—	4,451
Restructuring charges	(17)	3	—	(14)
Selling, general and administrative expenses	644	69	(3)	710
Engineering and product development costs	225	—	—	225
Interest expense	76	61	(6)	131
Other expense (income), net	7	(10)	(38)	(41)

Total costs and expenses	5,386	123	(47)	5,462
Equity in loss of non-consolidated affiliates	(19)	—	—	(19)

Income before income taxes and equity income from financial services operations	43	28	—	71
Equity income from financial services operations	28	—	(28)	—

Income before income taxes	71	28	(28)	71
Income tax benefit	2	—	—	2

Net income (loss)	73	28	(28)	73
Income attributable to non-controlling interests	(26)	—	—	(26)

Net income (loss) attributable to Navistar International Corporation	$47	$28	$(28)	$47

	Six Months Ended April 30, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$5,636	$—	$—	$5,636
Finance revenues	—	181	(39)	142

Sales and revenues, net	$5,636	$181	$(39)	$5,778

Costs of products sold	4,618	—	—	4,618
Restructuring charges	55	—	—	55
Selling, general and administrative expenses	611	67	(2)	676
Engineering and product development costs	238	—	—	238
Interest expense	54	102	(6)	150
Other income, net	(140)	(5)	(31)	(176)

Total costs and expenses	5,436	164	(39)	5,561
Equity in income of non-consolidated affiliates	31	—	—	31

Income (loss) before income taxes and equity income from financial services operations	231	17	—	248
Equity income from financial services operations	17	—	(17)	—

Income (loss) before income taxes	248	17	(17)	248
Income tax expense	2	—	—	2

Net income (loss)	$246	$17	$(17)	$246

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended April 30, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,741	$—	$—	$2,741
Finance revenues	—	88	(21)	67

Sales and revenues, net	$2,741	$88	$(21)	$2,808

Costs of products sold	2,295	—	—	2,295
Restructuring charges	(3)	—	—	(3)
Selling, general and administrative expenses	266	34	—	300
Engineering and product development costs	130	—	—	130
Interest expense	23	38	(4)	57
Other income, net	41	(2)	(17)	22

Total costs and expenses	2,752	70	(21)	2,801
Equity in income of non-consolidated affiliates	14	—	—	14

Income (loss) before income taxes and equity income from financial services operations	3	18	—	21
Equity income from financial services operations	18	—	(18)	—

Income (loss) before income taxes	21	18	(18)	21
Income tax benefit (expense)	(9)	—	—	(9)

Net income (loss)	$12	$18	$(18)	$12

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of April 30, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$455	$53	$—	$508
Marketable securities	175	—	—	175
Restricted cash and cash equivalents	28	256	—	284
Accounts receivables	951	2,950	(289)	3,612
Inventories	1,694	25	—	1,719
Investments in financial services operations	448	—	(448)	—
Investments in non-consolidated affiliates	97	—	—	97
Property and equipment, net	1,312	127	—	1,439
Goodwill and intangible assets, net	596	—	—	596
Other assets	314	46	—	360
Deferred taxes, net	99	51	—	150

Total assets	$6,169	$3,508	$(737)	$8,940

Accounts payable	$1,687	$202	$(289)	$1,600
Postretirement benefits liabilities	2,273	31	—	2,304
Debt	1,840	2,705	—	4,545
Other liabilities	1,567	122	—	1,689
Redeemable equity securities	11	—	—	11
Stockholders’ equity attributable to non-controlling interest	56	—	—	56
Stockholders’ equity (deficit) attributable to controlling interest	(1,265)	448	(448)	(1,265)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,169	$3,508	$(737)	$8,940

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of October 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
	(Revised)(A)
(in millions)
Cash and cash equivalents	$1,152	$60	$—	$1,212
Restricted cash and cash equivalents	30	455	—	485
Accounts receivables	915	3,358	(188)	4,085
Inventories	1,634	32	—	1,666
Investments in financial services operations	423	—	(423)	—
Investments in non-consolidated affiliates	62	—	—	62
Property and equipment, net	1,345	122	—	1,467
Goodwill and intangible assets, net	582	—	—	582
Deferred taxes, net	102	57	—	159
Other assets	253	52	—	305

Total assets	$6,498	$4,136	$(611)	$10,023

Accounts payable	$1,929	$131	$(188)	$1,872
Postretirement benefits liabilities	2,635	33	—	2,668
Debt	1,861	3,431	—	5,292
Other liabilities	1,702	118	—	1,820
Redeemable equity securities	13	—	—	13
Stockholders’ equity attributable to non-controlling interests	61	—	—	61
Stockholders’ equity (deficit) attributable to Navistar International Corporation	(1,703)	423	(423)	(1,703)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,498	$4,136	$(611)	$10,023

(A)	Revised; See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$73	$28	$(28)	$73
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	129	3	—	132
Depreciation of equipment leased to others	14	12	—	26
Amortization of debt issuance costs and discount	13	7	—	20
Deferred income taxes	6	5	—	11
Equity in loss of non-consolidated affiliates	19	—	—	19
Equity in income of financial services affiliates	(28)	—	28	—
Dividends from non-consolidated affiliates	3	—	—	3
Change in intercompany receivable /payable, net	(154)	154	—	—
Other, net	(382)	364	—	(18)

Net cash provided by (used in) operating activities	(307)	573	—	266

Cash flows from investing activities
Purchases of marketable securities	(663)	—	—	(663)
Sales or maturities of marketable securities	488	—	—	488
Net change in restricted cash and cash equivalents	1	200	—	201
Capital expenditures	(77)	(1)	—	(78)
Purchase of equipment leased to others	(2)	(23)	—	(25)
Acquisition of intangibles	(11)	—	—	(11)
Business acquisitions	(2)	—	—	(2)
Other investing activities	(54)	4	—	(50)

Net cash provided by (used in) investing activities	(320)	180	—	(140)

Net cash used in financing activities	(66)	(761)	—	(827)

Effect of exchange rate changes on cash and cash equivalents	(4)	1	—	(3)

Increase (decrease) in cash and cash equivalents	(697)	(7)	—	(704)
Cash and cash equivalents at beginning of the period	1,152	60	—	1,212

Cash and cash equivalents at end of the period	$455	$53	$—	$508

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$246	$11	$(11)	$246
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	138	2	—	140
Depreciation of equipment leased to others	17	10	—	27
Amortization of debt issuance cost	3	5	—	8
Deferred income taxes	(8)	6	—	(2)
Equity in income of non-consolidated affiliates	(31)	—	—	(31)
Equity in income (loss) of financial services affiliates	(17)	—	17	—
Dividends from non-consolidated affiliates	47	—	—	47
Restructuring charges	55	—	—	55
Change in intercompany receivable/payable, net	(96)	96	—	—
Other, net	(367)	370	(6)	(3)

Net cash provided by (used in) operating activities	(13)	500	—	487

Cash flows from investing activities
Purchases of marketable securities	(354)	—	—	(354)
Sales or maturities of marketable securities	356	—	—	356
Net change in restricted cash and cash equivalents	—	(96)	—	(96)
Capital expenditures	(76)	(1)	—	(77)
Purchase of equipment leased to others	—	(18)	—	(18)
Other investment activities	(29)	2	20	(7)

Net cash provided by (used in) investing activities	(103)	(113)	20	(196)

Net cash (used in) provided by financing activities	(59)	(345)	(20)	(424)

Effect of exchange rate changes on cash and cash equivalents	(6)	(4)	—	(10)

Increase (decrease) in cash and cash equivalents	(181)	38	—	(143)

Cash and cash equivalents at beginning of the period	775	86	—	861

Cash and cash equivalents at end of the period	$594	$124	$—	$718